 EXHIBIT 99.1

Metro One Telecommunications, Inc. Announces 1-for-75 Reverse Stock Split

Sheridan, WY – September 27, 2023 (Accesswire) – Metro One Telecommunications, Inc. (OTC Pink: WOWI) (“Metro One” or the “Company”) today announced a reverse stock split of its issued and outstanding shares of common stock at a ratio of 1-for-75 (the “Reverse Split”) and that it had filed a Certificate of Amendment to the Company’s Certificate of Incorporation in order to effect the Reverse Split.  The Reverse Split will be effective after the market closes on September 27, 2023.  Beginning with the opening of trading on September 28, 2023, the Company’s common stock will continue to trade on the OTC under the symbol “WOWI,” but will trade on a split-adjusted basis under a new CUSIP number, 59163F303. The Certificate of Amendment will also, upon effectiveness on September 27, 2023, reduce the number of authorized shares of common stock under the Company’s Certificate of Incorporation from 600 million shares authorized to 35 million shares authorized (the “Share Reduction”).

The Company’s stockholders approved the reverse stock split and the Share Reduction on February 28, 2023.  In connection with approving the reverse stock split, the Company’s stockholders granted authority to the Company’s Board of Directors (the “Board”) to determine, in its sole discretion, the exact ratio of the reverse stock split within the range of 1-for-25 to 1-for-100. The Board approved the reverse stock split on February 23, 2023, and the exact ratio of 1-for-75 on August 4, 2023.

As a result of the Reverse Split, every 75 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders and with no change in the par value of $0.0001 per share. The Reverse Split will proportionately reduce the number of shares of common stock available for issuance under the Company’s stock incentive plan and proportionately reduce the number of shares of common stock issuable upon the exercise or conversion of stock options and warrants outstanding immediately prior to the effectiveness of the Reverse Split.

The Reverse Split reduces the number of shares of the Company’s issued and outstanding common stock from approximately 273.7 million pre-Reverse Split shares to approximately 3.6 million post-Reverse Split shares. No fractional shares will be issued as a result of the Reverse Split. Fractional shares that would have resulted from the Reverse Split will be rounded up to the next whole number. In addition, stockholders who would own less than 100 shares as a result of the Reverse Split will have their total ownership amount rounded up to exactly 100 shares.

The Company’s transfer agent, Computershare Inc. (“Computershare”), is acting as the exchange agent for the Reverse Split. Computershare will provide instructions to stockholders regarding the process for exchanging their pre-split shares for post-split shares. Additional information about the Reverse Split can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2023, a copy of which is available at www.sec.gov and on the Company’s website.

About Metro One Telecommunications, Inc.

Metro One is the parent company of Israel-based Stratford Ltd., which operates Shelfy (www.shelfy.io), a next-gen, instant mobile commerce platform enhanced with a proprietary digital advertising media suite tool. The platform enables online retailers to rapidly leverage existing customer data for an interactive shopping experience - without coding. Shelfy empowers businesses to grow their customer retention, engagement, and their revenues, with minimum hassle.

1

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events.  Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.metro1telecomm.com.

Contact Information

Jacqueline Danforth

30 North Gould Street

Suite 2990

Sheridan, WY 82801

Office: 403-693-8004

Email: info@metro1telecomm.com

2